January 23, 1997




Board of Directors
CCB Financial Corporation
Post Office Box 931
111 Corcoran Street
Durham, North Carolina 27702

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for CCB Financial Corporation, a North Carolina corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended, on Form S-8 (the "Registration Statement") of an aggregate of 500,000 shares (the "Shares") of the Company's common stock, $5.00 par value per share, which are reserved for issuance under the CCB Financial Corporation Retirement Savings Plan (the "Plan"), an indeterminate amount of interests to be offered or sold pursuant to the Plan and 500,000 Series A Junior Participating Preferred Stock purchase rights that are attached to the Shares.

As counsel for the Company, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken in connection with the issuance and sale of the Shares under the Plan. Further, in connection with the Registration Statement, we have examined the originals or photocopies or certified copies of such records of the Company, certificates of officers of the Company and public officials and other documents as we have deemed relevant and appropriate as the basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all original documents submitted to us, the conformity to the originals of all documents submitted to us as certified copies or photocopies and the authenticity of the originals of such documents.

Based upon such examination, and relying upon statements of fact contained in the documents which we have examined, we are of the opinion that the Shares have been duly and validly authorized and, when issued and sold as contemplated by the Plan, will be validly issued, fully paid and nonassessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.

                                   Very truly yours,

                                   MOORE & VAN ALLEN, PLLC

                                   By:  Anthony Gaeta, Jr.